Exhibit 1.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

Dated August 25, 2011

between

BANK OF AMERICA CORPORATION

and

BERKSHIRE HATHAWAY INC.

TABLE OF CONTENTS

Recitals		Page

Article I

Purchase; Closing

1.1	Purchase	1
1.2	Closing	1
1.3	Interpretation	3

Article II

Representations and Warranties

2.1	Disclosure	3
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of the Investor	8

Article III

Covenants

3.1	Commercially Reasonable Efforts	9
3.2	Expenses	10
3.3	Sufficiency of Authorized Common Stock	10
3.4	Certain Notifications Until Closing	10

Article IV

Additional Agreements

4.1	Bank Holding Company Act	10
4.2	Ownership	11
4.3	Transfer Restrictions	12
4.4	Purchase for Investment	14
4.5	Legend	14
4.6	Information Rights	15

		Page Number
Article V

Miscellaneous

5.1	Termination	15
5.2	Amendment	15
5.3	Waiver of Conditions	15
5.4	Counterparts and Facsimile	15
5.5	Governing Law; Submission to Jurisdiction, Etc.	16
5.6	Notices	16
5.7	Entire Agreement, Etc.	17
5.8	Definitions of “subsidiary” and “Affiliate”	17
5.9	Assignment	17
5.10	Severability	17
5.11	No Third Party Beneficiaries	18

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LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATIONS

ANNEX B:	FORM OF WARRANT

ANNEX C:	FORM OF REGISTRATION RIGHTS AGREEMENT

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INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.8(b)
Agreement	Preamble
Bankruptcy Exceptions	2.2(e)(i)
Beneficial Ownership; Beneficial Owner; Beneficially Own	2.3(c)
BHCA	4.1
BHCA Registration	4.1
business day	1.3
Common Stock Capitalization Date	2.2(b)
Certificate of Designations	1.2(e)(ii)
Closing	1.2(a)
Closing Date	1.2(a)
Commission	2.1(b)
Common Stock	Recital A
Company	Preamble
Exchange Act	2.1(b)
GAAP	2.1(a)
Governmental Entities	1.2(c)
Hedging Transaction	4.3(d)
IFRS	2.1(a)
Investor	Preamble
Investor Material Adverse Effect	2.3(b)(ii)
Material Adverse Effect	2.1(a)
NYSE	3.3
Permitted Transferee	4.3(c)
Preferred Shares	Recital B
Preferred Stock	Recital A
Previously Disclosed	2.1(b)
Purchase	1.1
Purchased Securities	Recital B
QIBs	4.1
Registration Rights Agreement	1.2(e)(v)
RSUs	2.2(b)
SEC Reports	2.1(b)
Securities Act	2.2(a)
Significant Subsidiary; Significant Subsidiaries	2.2(a)
subsidiary	5.8(a)
Transaction Documents	2.1(b)
Transfer	4.3(a)
Voting Cap	4.2
Warrant	Recital B
Warrant Shares	2.2(d)

-iv-

SECURITIES PURCHASE AGREEMENT, dated August 25, 2011 (this “Agreement”), between Bank of America Corporation, a Delaware corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).

RECITALS:

A. The Company. As of the date hereof, the Company has 12,800,000,000 authorized shares of Common Stock, $0.01 par value per share (the “Common Stock”), and 100,000,000 authorized shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”).

B. The Issuance. The Company intends to issue in a private placement 50,000 shares of its 6% Cumulative Perpetual Preferred Stock, Series T (the “Preferred Shares”) and a warrant to purchase 700,000,000 shares of its Common Stock (the “Warrant” and, together with the Preferred Shares, the “Purchased Securities”) and the Investor intends to purchase from the Company the Purchased Securities.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

Article I

PURCHASE; CLOSING

1.1 Purchase. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined), the Purchased Securities for an aggregate purchase price of $5,000,000,000 (the “Purchase”).

1.2 Closing.

(a) On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 9:00 a.m., New York time, on September 1, 2011 or as soon as practicable thereafter, or at such other place, time and date as shall be agreed between the Company and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.2, at the Closing, the Company will deliver the Preferred Shares and the Warrant, in each case as evidenced by one or more certificates dated the Closing Date and bearing appropriate legends as hereinafter provided for, in exchange for payment in full of the aggregate purchase price therefor by wire transfer of immediately available United States funds to a bank account that has been designated by the Company at least two (2) business days prior to the Closing Date.

(c) The respective obligations of each of the Investor and the Company to consummate the Purchase are subject to the fulfillment (or waiver by the Investor and the Company, as applicable) prior to the Closing of the condition that (i) any approvals or authorizations of all United States and other governmental or regulatory authorities (collectively, “Governmental Entities”), the absence of which would reasonably be expected to make the

Purchase unlawful, shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit the purchase and sale of the Purchased Securities.

(d) The obligation of the Company to consummate the Closing is also subject to the fulfillment (or waiver by the Company) at or prior to the Closing of each of the following conditions:

(i)(A) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have an Investor Material Adverse Effect and (B) the Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(e) The obligation of the Investor to consummate the Closing is also subject to the fulfillment (or waiver by the Investor) at or prior to the Closing of each of the following conditions:

(i)(A) the representations and warranties of the Company set forth in (x) Sections 2.2 (c), (d) and (g) of this Agreement shall be true and correct in all respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date) (y) Section 2.2(b) of this Agreement shall be true and correct in all material respects as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such date), and (z) Section 2.2 (other than Sections 2.2(b), (c), (d) and (g)) shall be true and correct as though made on and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date), except to the extent that the failure of such representations and warranties referred to in this Section 1.2(e)(i)(A)(z) to be so true and correct, individually or in the aggregate, does not have and would not be reasonably likely to have a Material Adverse Effect and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii) the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations in substantially the form attached hereto as Annex A (the “Certificate of Designations”) and such filing shall have been accepted;

(iii) the Company shall have delivered the Preferred Shares to Investor or its designee(s);

(iv) the Company shall have duly executed and delivered the Warrant in substantially the form attached hereto as Annex B to the Investor or its designee(s); and

(v) the Company shall have duly executed and delivered to the Investor or its designee(s) a Registration Rights Agreement (the “Registration Rights Agreement”) in substantially the form of Annex C.

1.3 Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections” or “Annexes,” such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section. References to a “business day” shall mean a business day in the City of New York.

Article II

REPRESENTATIONS AND WARRANTIES

2.1 Disclosure.

(a) “Material Adverse Effect” means a material adverse effect on (i) the business, results of operation or financial condition of the Company and its consolidated subsidiaries taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the effects of (A) any facts, circumstances, events, changes or occurrences generally affecting businesses, industries and markets in which the Company operates (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign markets), companies engaged in such businesses, industries or markets or the economy, including effects on such businesses, industries, markets or economy resulting from any regulatory or political conditions or developments, or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, (B) a change to International Financial Reporting Standards (“IFRS”) and/or changes or proposed changes in generally accepted accounting principles in the United States (“GAAP”), IFRS or regulatory accounting requirements applicable to broker-dealer or depository institutions and their holding companies generally (or authoritative interpretations thereof), (C) changes or proposed changes in securities, banking and other laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of clause (A), (B) and (C), other than facts, circumstances, events, changes, effects or occurrences that arise after the date of this Agreement but before the Closing to the extent that such facts, circumstances, events, changes, effects or occurrences have a materially disproportionate adverse effect on the Company and its consolidated subsidiaries relative to comparable U.S. banking or financial services organizations), or (D) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company (it being understood and agreed that the exception set forth in this clause (D) does not apply to the underlying reason giving rise to or contributing to any such change); or (ii) the ability of the Company timely to consummate the Purchase and the other transactions contemplated by the Transaction Documents.

(b) “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 or its other reports and forms filed with the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after January 1, 2011 (the “SEC Reports”) and that are filed prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty not set forth in the Transaction Documents. The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of making the Purchase. The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the Purchase. For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant and the Registration Rights Agreement, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Investor that as of the date hereof and as of the Closing Date (or such other date specified herein):

(a) Organization, Authority and Significant Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as has not had or would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) (individually a “Significant Subsidiary” and collectively the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.

(b) Capitalization. The authorized capital stock of the Company consists of 12,800,000,000 shares of Common Stock of which, as of August 22, 2011 (the “Common Stock Capitalization Date”), 10,134,408,241 shares were issued and outstanding, and 100,000,000 shares of Preferred Stock, of which, as of the date hereof, (1) 35,045 shares are designated as “7% Cumulative Redeemable Preferred Stock, Series B”, 7,571 shares of which were issued and outstanding, (2) 20,000,000 shares are designated as “$2.50 Cumulative Convertible Preferred Stock, Series BB,” no shares of which were issued and outstanding, (3) 3,000,000 shares are designated as “ESOP Convertible Preferred Stock, Series C,” no shares of which were issued and outstanding, (4) 34,500 shares are designated as “6.204% Non-Cumulative Preferred Stock, Series D,” 26,434 shares of which were issued and outstanding, (5) 85,100 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series E,” 19,491 shares of which were issued and outstanding, (6) 7,001 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series F,” no shares of which were issued and outstanding, (7) 8,501 shares are designated as “Adjustable Rate Non-Cumulative Preferred Stock, Series G,” no shares of which were issued and outstanding, (8) 124,200 shares of which are designated as “8.20% Non-Cumulative Preferred Stock, Series H,” 114,483 shares of which were issued and outstanding, (9) 25,300 shares are designated as “6.625% Non-Cumulative Preferred Stock, Series I,” 14,584 shares of which were issued and outstanding, (10) 41,400 shares are designated as “7.25% Non-Cumulative Preferred Stock, Series J,” 39,111 shares of which were issued and outstanding, (11) 240,000 shares are designated as “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K,” 66,702 shares of which were issued and outstanding, (12) 6,900,000 shares are designated as “7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L,” 3,349,321 shares of which were issued and outstanding, (13) 160,000 shares are designated as “Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M,” 57,357 shares of which were issued and outstanding, (14) 600,000 shares are designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series N,” no shares of which were issued and outstanding, (15) 400,000 shares are designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series Q,” no shares of which were issued and outstanding, (16) 800,000 shares are designated as “Fixed Rate Cumulative Perpetual Preferred Stock, Series R,” no shares of which were issued and outstanding, (17) 1,286,000 shares are designated as “Common Equivalent Junior Preferred Stock, Series S,” no shares of which were issued and outstanding, (18) 21,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series 1,” 4,861 shares of which were issued and outstanding, (19) 37,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series 2,” 17,547 shares of which were issued and outstanding, (20) 27,000 shares are designated as “6.375% Non-Cumulative Preferred Stock, Series 3,” 22,336 shares of which were issued and outstanding, (21) 20,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series 4,” 12,976 shares of which were issued and outstanding, (22) 50,000 shares are designated as “Floating Rate Non-Cumulative Preferred Stock, Series 5,” 20,190 shares of which were issued and outstanding, (23) 65,000 shares are designated as “6.70% Noncumulative Perpetual Preferred Stock, Series 6,” 65,000 shares of which were issued and outstanding, (24) 50,000 shares are designated as “6.25% Noncumulative Perpetual Preferred Stock, Series 7,” 16,596 shares of which were issued and outstanding, and (25) 89,100 shares are designated as “8.625% Non-Cumulative Preferred Stock, Series 8,” 89,100 shares of which were issued and outstanding. As of the Common Stock Capitalization Date, the Company held no shares of Common Stock in its treasury. As of the Common Stock Capitalization Date, no shares of Common Stock or Preferred Stock were reserved for issuance, except for (1)

1,120,872,621 shares of Common Stock reserved for issuance upon exercise of options issued pursuant to employee and director stock plans of the Company or a Subsidiary of the Company in effect as of the date of this Agreement (the “Company Stock Plans”), (2) 112,960 shares of Common Stock reserved for issuance pursuant to a convertible note agreement (the “Convertible Note Agreement”), (3) 66,986,420 shares of Common Stock reserved for issuance upon conversion of the 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (4) 59,777 shares of Common Stock reserved for the conversion of Countrywide Financial Corporation Series A Convertible Debentures Due 2037, (5) 626,840 shares of Common Stock reserved for issuance under the Bank of America Corporation Directors’ Stock Plan, (6) 272,168,730 shares of Common Stock exercisable pursuant to warrants originally issued to the United States Department of the Treasury, and (7) 33,866 shares of Common Stock reserved for issuance upon the conversion of Merrill Lynch Liquid Yield Option Notes (LYONS). The outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). Except as set forth above and pursuant to this Agreement, the Company Stock Plans, the Convertible Note Agreement, Company’s dividend reinvestment plan and stock repurchase plans entered into by Company from time to time, as of the date of this Agreement, there are no shares of Common Stock reserved for issuance, the Company does not have outstanding any securities providing the holder the right to acquire Common Stock, and the Company does not have any commitment to authorize, issue or sell any Common Stock. Since the Common Stock Capitalization Date, the Company has not issued any shares of Common Stock, other than (1) shares issued upon the exercise of stock options and (2) shares of restricted stock issued to employees, including new hires, under the Company’s and its Subsidiaries’ employee benefit plans.

(c) Preferred Shares. The Preferred Shares have been duly and validly authorized, and, when issued and delivered pursuant to this Agreement, such Preferred Shares will be duly and validly issued and fully paid and non-assessable. The Company has no series or class of capital stock, whether or not issued or outstanding, that will, upon issuance of the Preferred Shares, rank senior to the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of any dissolution, liquidation or winding up of the Company.

(d) The Warrant and Warrant Shares. The Warrant has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of the Company in accordance with its terms, and the shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance upon exercise of the Warrant and when so issued will be validly issued, fully paid and non-assessable.

(e) Authorization, Enforceability.

(i) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder (which includes the issuance of the Preferred Shares, Warrant and Warrant Shares). The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders, and no further approval or authorization is required on the part of the Company. This Agreement and the other Transaction Documents are or will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (A) its amended and restated certificate of incorporation or amended and restated by-laws or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it or any Significant Subsidiary may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have a Material Adverse Effect.

(iii) Other than the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, any current report on Form 8-K required to be filed with the SEC and such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Company in connection with the consummation by the Company of the Purchase except for any such notices, filings, exemptions reviews, authorizations, consents and approvals the failure of which to make or obtain would not be reasonably likely to have a Material Adverse Effect.

(f) Company Financial Statements.

(i) The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports filed prior to the Closing, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with GAAP applied on a consistent basis (except as may be noted therein).

(ii) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission and the Public Company Accounting Oversight Board.

(g) No Material Adverse Effect. Since June 30, 2011, no fact, circumstance, event, change, occurrence, condition or development has occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

(h) Reports.

(i) Since December 31, 2010, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.

(ii) The SEC Reports filed by the Company prior to the Closing, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.3 Representations and Warranties of the Investor. The Investor, hereby represents and warrants to the Company that as of the date hereof and the Closing Date:

(a) Status. The Investor has been duly organized and is validly existing as a corporation under the laws of Delaware.

(b) Authorization, Enforceability.

(i) The Investor has the power and authority, corporate or otherwise, to execute and deliver this Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor or any other party for such authorization to be effective. This Agreement and the Registration Rights Agreement are or will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.

(ii) The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof, will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (A) its organizational documents or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties or assets except, in the case of clauses (i)(B) and (ii), for those occurrences that, individually or in the aggregate, have not had and would not be reasonably likely to have an Investor Material Adverse Effect. “Investor Material Adverse Effect” means a material adverse effect on the ability of the Investor to consummate the Purchase and the other transactions contemplated by this Agreement.

(iii) Other than such as have been made or obtained, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Investor in connection with the consummation by the Investor of the Purchase except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain would not be reasonably likely to have an Investor Material Adverse Effect.

(c) Ownership. The Investor is not the Beneficial Owner of (i) any Common Stock or (ii) any securities or other instruments representing the right to acquire Common Stock, other than an aggregate amount of Common Stock with respect to clauses (i) and (ii) not exceeding 2,000,000 shares (without giving effect to the Purchase). The Investor does not have a formal or informal agreement, arrangement or understanding with any person (other than the Company) to acquire, dispose of or vote any securities of the Company. “Beneficial Ownership” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act, including the provision that any member of a “group” shall be deemed to have Beneficial Ownership of all securities Beneficially Owned by other members of the group, and except that the exclusion in Rule 13d-3(d)(1)(i) for rights to acquire securities that are not exercisable “within 60 days” shall not apply. “Beneficial Owner” and “Beneficially Own” shall have conforming definitions. Unless specified otherwise, all percentage calculations of Beneficial Ownership will be calculated by including securities that the person (including any group of which such person is a member), but not any other person, has the right to acquire in both the numerator and the denominator.

To the extent the Investor transfers its rights to one or more of its Permitted Transferees at or prior to Closing, the representations and warranties in Sections 2.3(a) and (b) shall be deemed to also be made by the Investor in respect of each such Permitted Transferee and the representation and warranty in Section 2.3(c) shall be deemed to be made in respect of the Investor and such Permitted Transferees collectively.

Article III

COVENANTS

3.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take,

or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

3.2 Expenses. Unless otherwise provided in any Transaction Document executed by the Company and the Investor, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.3 Sufficiency of Authorized Common Stock. During the period from the Closing Date until the date on which the Warrant has been fully exercised, the Company shall at all times have reserved for issuance, free of preemptive or similar rights, a sufficient number of shares of authorized and unissued Warrant Shares to effectuate such exercise. Nothing in this Section 3.3 shall preclude the Company from satisfying its obligations in respect of the exercise of the Warrant by delivery of shares of Common Stock which are held in the treasury of the Company. As soon as practicable following the Closing, the Company shall, at its expense, cause the Warrant Shares to be listed on the New York Stock Exchange (“NYSE”) at the time they become freely transferable in the public market under the Securities Act, subject to official notice of issuance, and shall maintain such listing on the NYSE for so long as any Common Stock is listed on the NYSE.

3.4 Certain Notifications Until Closing. From the date of this Agreement until the Closing, each party shall promptly notify the other party of (i) any fact, event or circumstance of which it is aware and which would be reasonably likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of such party contained in this Agreement not to be complied with or satisfied in any material respect and (ii) except as Previously Disclosed, any fact, circumstance, event, change, occurrence, condition or development of which it is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect or an Investor Material Adverse Effect, as the case may be; provided, however, that delivery of any notice pursuant to this Section 3.4 shall not limit or affect any rights of or remedies available to the other party.

Article IV

ADDITIONAL AGREEMENTS

4.1 Bank Holding Company Act. The Investor agrees that it will at all times during its ownership of any Purchased Securities or Warrant Shares remain in compliance with the U.S. Bank Holding Company Act of 1956 (the “BHCA”) as the BHCA may apply to the Investor. It is the intention of the Company and the Investor that the Investor’s investment in the Company on the terms and conditions set forth in this Agreement, the other Transaction Documents and the Certificate of Designations will not cause the Investor to become, or be required to register as, a bank holding company under the BHCA (“BHCA Registration”). The Company and the Investor agree that the Company shall provide the Investor with such information as shall be reasonably requested to assist the Investor in ordering its affairs such that it does not become subject to BHCA Registration. In addition, if, solely as a result of any change in law or regulation, Investor’s ownership of the Purchased Securities (and excluding any other activities of the Investor or interests of the Investor in the Company or other persons) would cause the Investor to become subject to BHCA Registration, the Company will, at the request of the Investor, reasonably cooperate with the Investor in any restructuring of the Investor’s ownership of the Purchased Securities such that the Investor would not become subject to BHCA Registration, including, notwithstanding the limitations in Sections 4.3(a) and (e), if the Investor is otherwise unable to reasonably restructure its affairs such that it would not be subject to BHCA Registration (including, without limitation, disposing of securities other than the Purchased Securities), permitting the Investor and its Permitted Transferees to transfer, in a transaction that is not required to be registered under the Securities Act, a portion of the Purchased Securities to not more than an aggregate of fifteen transferees that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act (“QIBs”) but only to the extent any such transfer or transfers would result in the Investor not being subject to BHCA Registration, provided that (i) each such transferee agrees to be bound by Sections 4.3(a) through 4.3(f) hereof, (except that Section 4.3(b) shall not apply in respect of Preferred Securities and Section 4.3(e) shall not apply in respect of Warrants) and (ii) in the case of transfers of the Warrant, the transfer complies with clause (iii) of Section 4.3(b), and the Company will, if requested by the Investor, agree to allow transferees of the Warrant (but not subsequent transferees) to become parties to the Registration Rights Agreement on substantially the same terms as a Permitted Transferee would be permitted to become a party (including, at the election of the Investor, reasonably cooperating with the Investor to assist the Investor in assigning one of its demand rights under the Registration Rights Agreement to such transferees of the Warrant), and provided further that under no circumstances shall the Company be required to change or limit its business, subject itself to additional or different regulation or otherwise take any action (other than permitting the transfer of Purchased Securities as described above) that would be adverse to the business, affairs, financial condition or prospects of the Company.

4.2 Ownership.

The Investor agrees that it will not, and it will not permit any Permitted Transferee to, directly or indirectly, including through any subsidiary of the Investor, a Permitted Transferee or other third party, purchase or otherwise acquire Beneficial Ownership of any Common Stock or securities convertible into or exchangeable for Common Stock (whether or not issued by the Company) that would result in the Investor (together with all Permitted Transferees to which a Transfer has been made): (i) Beneficially Owning more than 14.9% of the outstanding Common Stock (the “Voting Cap”); provided, however, that if the Investor exceeds the Voting Cap solely because (i) the Company engages in repurchases of its securities or takes other actions to reduce the number of outstanding shares of Common Stock or (ii) due to adjustments in the number of shares issuable upon exercise of the Warrant in accordance with the terms of the Warrant or (iii) a combination of (i) and (ii), then the Investor will not be deemed to be in violation of the Voting Cap if the Investor disposes of sufficient securities so as to cause the Investor to no longer exceed the Voting Cap promptly upon receipt of written notification from the Company that Investor has exceeded the Voting Cap for any such reason and, notwithstanding the limitations in Sections 4.3(a) and (e), the Company hereby agrees to permit the Investor and its Permitted Transferees to transfer, in a transaction not required to be registered under the Securities Act, a portion of the Warrants to not more than an aggregate of fifteen transferees that are QIBs but only to the extent any such transfer or transfers would result in the Investor not being in violation of the Voting Cap, provided that (i) each such transferee agrees to be bound by Section 4.3(a) through 4.3(f) hereof (except Section 4.3(e) shall not apply) and (ii) the transfer complies with clause (iii) of Section 4.3(b), and the Company will, if requested by the Investor, agree to allow the transferees (but not subsequent transferees) to become parties to the Registration Rights Agreement on substantially the same terms as a Permitted Transferee would be permitted to become a party (including, at the election of the Investor, reasonably cooperating with the Investor to assist the Investor in assigning one of its demand rights under the Registration Rights Agreement to such transferees of the Warrant).

4.3 Transfer Restrictions.

(a) Prior to the five year anniversary of the Closing Date, without the prior written consent of the Company, the Investor and its Permitted Transferees shall not (i) except as provided in Sections 4.1 and 4.2, directly or indirectly transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of any of the Purchased Securities, or (ii) lend, hypothecate or permit any custodian to lend or hypothecate any of the Purchased Securities or any Common Stock, provided that, if at any time the Purchased Securities do not qualify as “admitted assets” that are eligible to be reported in the Investor’s or Permitted Transferee’s annual statement under the insurance regulations applicable to the Investor or a Permitted Transferee holding any Purchased Securities, the Company will not unreasonably withhold its consent to a Transfer (as defined below) of the Purchased Securities owned by the Investor or such Permitted Transferee, as applicable, to a third party (subject, in the case of a Transfer of Preferred Shares, to such Transfer satisfying the conditions set forth in the first proviso of Section 4.3(e)). In the case of any such Transfer of the Warrant, the Company will take such actions with respect to allowing transferees of the Warrant to become parties to, and have rights under, the Registration Rights Agreement as are contemplated by clause (ii) of the first proviso of Section 4.1. Each transaction referenced in clauses (i) and (ii) is herein called a “Transfer”. Neither exercises of the Warrant for Warrant Shares, nor delivery of shares of Preferred Shares as payment of the exercise price of the Warrant, in each case in accordance with the terms of the Warrant, shall be deemed Transfers.

(b) The Investor and the Permitted Transferees (individually or collectively) may not Transfer any Warrant Shares other than (i) in a transaction that has been specifically approved by the Company in writing, (ii) in a public offering registered with the Commission in the manner and to the extent contemplated by the Registration Rights Agreement or in a sale under Rule 144 under the Securities Act, where the Company has been offered the opportunity to designate a sole underwriter, broker or market maker, or (iii) in a private transaction or series of related transactions, and, in the case of (ii) or (iii), to the knowledge of the Investor or Permitted Transferee, no purchaser or group of related purchasers acquires Common Stock in such transaction or series of transactions that represents more than 3.5% of the Company’s outstanding Common Stock, and in any case consistent with applicable laws and regulations, including precedent of the Board of Governors of the Federal Reserve System.

(c) Notwithstanding the foregoing, Section 4.3(a) and (b) shall not prevent the Investor and the Permitted Transferees from Transferring any or all of the Purchased Securities or Warrant Shares, at any time, to any direct or indirect subsidiary of the Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary (each, a “Permitted Transferee”), but only if the Permitted Transferee agrees in writing for the benefit of the Company to be bound by the terms of this Agreement (including these transfer restrictions); provided that if the Investor ceases to beneficially own at least 80% of the equity interests (measured by both voting rights and value) of such Permitted Transferee, such Permitted Transferee shall be required to transfer such Purchased Securities or Warrant Shares to the Investor or a Permitted Transferee (or in the case of the Warrant Shares, in accordance with Section 4.3(b)) immediately; provided further that no such Transfer shall relieve the Investor of its obligations under this Agreement. The Investor shall cause each Permitted Transferee to comply with this Agreement as applicable to it.

(d) Without the prior written consent of the Company, the Investor and its Permitted Transferees may not engage in any Hedging Transaction with respect to any of the Purchased Securities or Warrant Shares. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option, swap or other derivative transaction whether settled in cash or securities) to obtain a “short” or “put equivalent position” with respect to the Common Stock.

(e) On and after the five year anniversary of the Closing Date, the Investor and its Permitted Transferees may Transfer the Preferred Securities to any other person, provided that (i) the amount transferred to the transferee is at least equal to the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $1,000,000,000 or (y) an amount of Preferred Securities equal to all of the Preferred Securities then owned by Investor together with its Permitted Transferees, (ii) the transfer and resulting ownership are consistent with law and regulation, including applicable precedent of the Board of Governors of the Federal Reserve System and (iii) the transferee agrees, on terms and in a form reasonably satisfactory to the Company, that its transfers, if any, will be subject to this Section 4.3(e), provided further, that in the case of transferees from the Investor or a Permitted Transferee, whether pursuant to Section 4.1, Section 4.2 or this Section 4.3(e), and any subsequent transferees the minimum transfer amount in clause (i) above shall be the lesser of (x) an amount of Preferred Securities having an aggregate liquidation value of at least $500,000,000 and (y) the aggregate amount of Preferred Securities held by such transferee.

(f) The Purchased Securities are, and the Warrant Shares will be when issued, restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Purchased Securities or any Warrant Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any Transfer of Purchased Securities or Warrant Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such Transfer and the Company may require the Investor to provide, prior to such Transfer, such evidence that the Transfer will comply with the Securities Act (including written representations and an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

4.4 Purchase for Investment. The Investor acknowledges that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Securities or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Purchase and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of making the Purchase, (iv) is able to bear the economic risk of the Purchase and at the present time is able to afford a complete loss of such investment and (iv) is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act).

4.5 Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities and the Warrant Shares will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AUGUST 25, 2011, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that (i) any Purchased Securities or Warrant Shares become registered under the Securities Act or (ii) Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (subject to the receipt of any evidence required under Section 4.3(e)) issue new certificates or other instruments representing such Purchased Securities or Warrant Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that the Investor surrenders to the Company the previously issued certificates or other instruments.

4.6 Information Rights. At the request of the Investor, from time to time upon reasonable notice, the Company shall make the Chief Financial Officer of the Company available to meet with the Investor for the purpose of discussing with the Investor the financial condition, business and results of operations of the Company. This right is non-transferable and terminates on the date that the Investor and its Permitted Transferees no longer collectively hold Preferred Stock with an aggregate liquidation value of at least $1,000,000,000.

Article V

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Investor or the Company if the Closing shall not have occurred by the 30th calendar day following the date of this Agreement; provided, however, that in the event the Closing has not occurred by such 30th calendar day, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such 30th calendar day and not be under any obligation to extend the term of this Agreement; provided, further, that the right to terminate this Agreement under this Section 5.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date; or

(b) by either the Investor or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

(c) by the mutual written consent of the Investor and the Company.

In the event of termination of this Agreement as provided in this Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement.

5.2 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.

5.3 Waiver of Conditions. The conditions to each party’s obligation to consummate the Purchase are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.5 Governing Law; Submission to Jurisdiction, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.6. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

5.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(A)	If to the Investor:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attention: Marc D. Hamburg

Facsimile: (402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention: Robert E. Denham

Facsimile: (213) 687-3702

(B)	If to the Company:

Bank of America Corporation

100 North Tryon Street

Charlotte, NC 28255

Attention: General Counsel

Facsimile: (704) 409-0968

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Edward D. Herlihy

Facsimile: (212) 403-2000

5.7 Entire Agreement, Etc. This Agreement (including the Annexes hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

5.8 Definitions of “subsidiary” and “Affiliate”. (a) When a reference is made in this Agreement to a subsidiary of a person, the term “subsidiary” means those entities of which such person owns or controls more than 50% of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which more than 50% of the outstanding equity securities is owned directly or indirectly by its parent.

(b) The term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise.

5.9 Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor, upon one business day’s notice to the Company, of any or all of its rights hereunder (including under any other Transaction Document) to one or more Permitted Transferees prior to the Closing subject to the requirements and conditions set forth in Section 4.3(c) for a transfer of Purchased Securities and applicable requirements and conditions in the other Transaction Documents. The actions of Investor and/or any Permitted Transferee shall be aggregated for purposes of all thresholds and limitations herein and in the Registration Rights Agreement to the extent (i) Investor transfers any or all of its rights hereunder to any Permitted Transferee prior to the Closing and/or (ii) Investor or any Permitted Transferee transfers any Purchased Securities to any Permitted Transferee following the Closing.

5.10 Severability. If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.11 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any subsidiary of the Investor or Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

BANK OF AMERICA CORPORATION

By:	/s/ Brian T. Moynihan
Name:	Brian T. Moynhian
Title:	Chief Executive Officer

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Name:	Marc D. Hamburg
Title:	Senior Vice President

FORM OF

CERTIFICATE OF DESIGNATIONS

OF

6% CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T

OF

BANK OF AMERICA CORPORATION

BANK OF AMERICA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the amended and restated certificate of incorporation of the Corporation and applicable law, at a meeting duly called and held on August 25, 2011, adopted the following resolution creating a series of 50,000 shares of Preferred Stock of the Corporation designated as “6% Cumulative Perpetual Preferred Stock, Series T”.

RESOLVED, that pursuant to the authority vested in the Board of Directors, the provisions of the amended and restated certificate of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6% Cumulative Perpetual Preferred Stock, Series T” (“Series T”). Each share of Series T shall be identical in all respects to every other share of Series T.

Section 2. Number of Shares. The authorized number of shares of Series T shall be 50,000. Shares of Series T that are redeemed, purchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series T may be reissued only as shares of any now or hereafter designated series other than Series T).

Section 3. Definitions. As used herein with respect to Series T:

(a) “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(b) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(c) “Certificate of Designations” means this Certificate of Designations relating to the Series T, as it may be amended from time to time.

(d) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(e) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(f) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series T) that ranks junior to Series T either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(g) “Original Issue Date” means [September 1], 2011.

(h) “Parity Stock” means any class or series of stock of the Corporation (other than Series T) that ranks equally with Series T both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively). Without limiting the foregoing, Parity Stock shall include the Corporation’s (i) 7% Cumulative Redeemable Preferred Stock, Series B, (ii) 6.204% Non-Cumulative Preferred Stock, Series D, (iii) Floating Rate Non-Cumulative Preferred Stock, Series E, (iv) Floating Rate Non-Cumulative Preferred Stock, Series F, (v) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (vi) 8.20% Non-Cumulative Preferred Stock, Series H, (vii) 6.625% Non-Cumulative Preferred Stock, Series I, (viii) 7.25% Non-Cumulative Preferred Stock, Series J, (ix) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (x) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (xi) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (xii) Fixed Rate Cumulative Perpetual Preferred Stock, Series N, (xiii) Fixed Rate Cumulative Perpetual Preferred Stock, Series Q, (xiv) Fixed Rate Cumulative Perpetual Preferred Stock, Series R, (xv) Floating Rate Non-Cumulative Preferred Stock, Series 1, (xvi) Floating Rate Non-Cumulative Preferred Stock, Series 2, (xvii) 6.375% Non-Cumulative Preferred Stock, Series 3, (xviii) Floating Rate Non-Cumulative Preferred Stock, Series 4, (xix) Floating Rate Non-Cumulative Preferred Stock, Series 5, (xx) 6.70% Noncumulative Perpetual Preferred Stock, Series 6, (xxi) 6.25% Noncumulative Perpetual Preferred Stock, Series 7 and (xxii) 8.625% Non-Cumulative Preferred Stock, Series 8.

(i) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series T.

(j) “Voting Parity Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(k) “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series T) that rank equally with Series T either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series T shall be entitled to receive, on each share of Series T, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (as such may be adjusted pursuant to this Section 4(a), the “Dividend Rate”) on (i) the amount of $100,000 per share of Series T and (ii) the amount of accrued and unpaid dividends on such share of Series T, if any (giving effect to (A) any dividends paid through the Dividend Payment Date (as defined below) that begins such Dividend Period (other than the initial Dividend Period) and (B) any dividends (including dividends thereon at a per annum rate equal to the Dividend Rate to the date of payment) paid during such Dividend Period); provided that if, on any Dividend Payment Date, the holder of record (for such Dividend Payment Date) of a share of Series T shall not have received in cash the full amount of any dividend required to be paid on such share on such Dividend Payment Date pursuant to this Section 4(a), then the Dividend Rate shall automatically be at a per annum rate of 8% with respect to the Dividend Period for which the full amount of any dividend required to be paid on such share on such Dividend Payment Date pursuant to this Section 4(a) was not made and for all Dividend Periods thereafter. Dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors) on each October 10, January 10, April 10 and July 10 (each, a “Dividend Payment Date”), commencing on October 10, 2011; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series T on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Dividends payable on the Series T in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series T on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series T on any Dividend Payment Date will be payable to holders of record of Series T as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the

Original Issue Date of the Series T) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

Holders of Series T shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series T as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series T remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock) during a Dividend Period, unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 4(a) above, dividends on such amount), on all outstanding shares of Series T have been or are contemporaneously declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series T on the applicable record date). The foregoing provision shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the cashless exercises and similar actions under any employee benefit plan in the ordinary course of business and consistent with past practice prior to the Original Issuance Date; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) in connection with the issuance of Junior Stock or Parity Stock, ordinary sale and repurchase transactions to facilitate the distribution of such Junior Stock or Parity Stock; and (iv) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of, and at the ultimate cost of, any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series T and any shares of Parity Stock, all dividends declared on the Series T and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the Series T (including, if applicable as provided in Section 4(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of

Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series T shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series T shall be entitled to receive for each share of Series T, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series T as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 4(a) above, dividends on such amount), whether or not declared, to the date of payment. Furthermore, without limiting in any way the obligation of the Corporation to make the payments specified in the immediately preceding sentence, in connection with the payment of the amounts specified in clause (ii) of the immediately preceding sentence, the Corporation shall use its best efforts to ensure that, immediately prior to any such liquidation, dissolution or winding up, the Corporation shall declare and pay any accrued and unpaid dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) outstanding as of such time.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series T and all holders of any stock of the Corporation ranking equally with the Series T as to such distribution, the amounts paid to the holders of Series T and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series T and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock, including the Series T, on which dividends accrue on a cumulative basis, an amount equal to any accrued and unpaid dividends (including, if applicable, dividends on such amount), whether or not declared, as applicable), provided that the Liquidation Preference for any share of Series T shall be determined in accordance with Section 5(a) above.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series T, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series T receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at its option, subject to the approval of the Board of Governors of the Federal Reserve System, may redeem, in whole at any time or in part from time to time, the shares of Series T at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to the sum of (i) $105,000 per share and (ii) the accrued and unpaid dividends thereon (including, if applicable as provided in Section 4(a) above, dividends on such amount), whether or not declared, to the redemption date. Without limiting in any way the obligation of the Corporation to make the payments specified in the immediately preceding sentence, in connection with the payment of the amounts specified in clause (ii) of the immediately preceding sentence, the Corporation shall use its best efforts to ensure that, immediately prior to any such redemption, the Corporation shall declare and pay any accrued and unpaid dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) outstanding as of such time. The minimum number of shares of Series T redeemable at any time is the lesser of (x) 10,000 shares of Series T and (y) the number of shares of Series T outstanding. The redemption price for any shares of Series T shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series T will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series T will have no right to require redemption of any shares of Series T.

(c) Notice of Redemption. Notice of every redemption of shares of Series T shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series T designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series T at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series T to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notwithstanding anything to the contrary herein, upon receipt of any notice of redemption hereunder, the holder of any share of Series T outstanding at such time shall have five (5) Business Days to deliver to the Corporation written notice of its election to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any warrant to purchase Common Stock of the Corporation originally issued by the Corporation in connection with the issuance of the Series T by means of a surrender to the Corporation of shares of the Series T in accordance with the terms and conditions hereof and of any such warrant, and the Corporation’s right to redeem the shares of Series T specified in such notice of redemption shall be (x) tolled during such five (5) Business Day period and (y) if the holder so elects to exercise such warrant and surrender such shares of Series T, in whole or in part, automatically terminated only with respect to such shares of Series T to be so surrendered.

(d) Partial Redemption. In case of any redemption of part of the shares of Series T at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series T shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion. Holders of Series T shares shall have no right to exchange or convert such shares into any other securities, except in connection with the surrender to the Corporation of shares of the Series T to satisfy any portion of the applicable exercise price with respect to an exercise, in whole or in part, of any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T by the Corporation.

Section 8. Voting Rights.

(a) General. The holders of Series T shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Class Voting Rights as to Particular Matters. So long as any shares of Series T are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series T and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series T, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series T immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect the Series T and one or more but not all other series of Preferred Stock, then only the Series T and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect the Series T but would not similarly adversely affect all other series of Voting Parity Stock, then only the Series T and each other series of Voting Parity Stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Series T Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, so long as at least 10,000 shares of Series T are outstanding, the vote or consent of the holders of at least 50.1% of the shares of Series T at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization or Issuance of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation, or the issuance of any shares of any class or series of capital stock of the Corporation, in each case, ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series T so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series T immediately prior to such consummation;

provided, however, that for all purposes of this Section 8(c), the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series T shall be required pursuant to Section 8(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series T (or, in the case of Section 8(c), more than 40,000 shares of Series T) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series T (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series T is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series T and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series T are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent (provided that the specified liquidation amount for any share of Series T shall be the Liquidation Preference for such share) as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series T may deem and treat the record holder of any share of Series T as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series T shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series T in any manner permitted by such facility.

Section 11. No Preemptive Rights. No share of Series T shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The

Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 13. Surrender Rights. In connection with the exercise of any rights under any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T, a holder of shares of Series T shall have the right to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any such warrant by means of a surrender to the Corporation of the applicable amount shares of the Series T.

Section 14. Other Rights. The shares of Series T shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

IN WITNESS WHEREOF, BANK OF AMERICA CORPORATION has caused this certificate to be signed by its duly authorized officer this 25th day of August, 2011.

BANK OF AMERICA CORPORATION

By:
Name:
Title:

[FORM OF WARRANT TO PURCHASE COMMON STOCK]

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 25, 2011 BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT No.

to purchase

700,000,000

Shares of Common Stock

BANK OF AMERICA CORPORATION

a Delaware Corporation

Issue Date: September 1, 2011

1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“Affiliate” has the meaning ascribed to it in the Purchase Agreement.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Corporation and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Corporation and the Warrantholder; otherwise, the average of all three determinations shall be binding upon the Corporation and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne equally by the Corporation and the Warrantholder.

“Beneficially Own” or “Beneficial Owner” has the meaning ascribed to it in the Purchase Agreement.

“Board of Directors” means the board of directors of the Corporation, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.

“business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Common Stock” means the Corporation’s Common Stock, $0.01 par value per share.

“Corporation” means Bank of America Corporation, a Delaware corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $7.142857.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith. If the Warrantholder objects in writing to the Board of Director’s calculation of fair market value within 10 days of receipt of written notice thereof and the Warrantholder and the Corporation are unable to agree on fair market value during the 10-day period following the delivery of the Warrantholder’s objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder’s objection.

“Governmental Entities” has the meaning ascribed to it in the Purchase Agreement.

“Market Price” means, with respect to the Common Stock, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock on the New York Stock Exchange on such day. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Market Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock on that date shall mean the Fair Market Value per share as determined by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Corporation for this purpose and certified in a resolution sent to the Warrantholder. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Ordinary Cash Dividends” means a regular quarterly cash dividend, consistent with the Corporation’s then-current dividend policy, on shares of Common Stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Per Share Fair Market Value” has the meaning set forth in Section 13(C).

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Corporation or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Corporation under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Purchase that is not a tender or exchange offer.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August 25, 2011, as amended from time to time, between the Corporation and Berkshire Hathaway Inc., including all schedules and exhibits thereto.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant, issued pursuant to the Purchase Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received,              or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Corporation, in whole or in part, after the receipt of all applicable Regulatory Approvals, up to an aggregate of 700,000,000 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price, provided, however, if the Warrantholder provides a certificate in a form satisfactory to the Corporation representing that Warrantholder is acquiring such shares of Common Stock in reliance upon the exemption provided in Section 802.9 or Section 802.64 of the rules promulgated under the HSR Act, the Warrantholder may exercise such Warrants without filing any notification and report forms under the HSR Act. The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term. Subject to Section 2, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Corporation on the date hereof, but in no event later than 5:00 p.m., New York City time, September 1, 2021 (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the

Warrantholder, at the principal executive office of the Corporation located at 100 North Tryon Street, Charlotte, North Carolina 28255 (or such other office or agency of the Corporation in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Corporation), and (B) payment of the Exercise Price for the Shares thereby purchased at the election of the Warrantholder by (i) tendering in cash, by certified or cashier’s check payable to the order of the Corporation, or by wire transfer of immediately available funds to an account designated by the Corporation and/or (ii) the surrender to the Corporation of shares of the Corporation’s 6% Cumulative Preferred Stock, Series T (“Preferred Stock”), valued for purposes of payment of the Exercise Price at the per share sum of (x) $100,000 per share of Preferred Stock and (y) the amount of any accrued and unpaid dividends on each of such surrendered shares of Preferred Stock (including all past due dividends) with such accrual computed from the last dividend payment date through the applicable exercise date of this Warrant.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three business days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised. Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the condition that the Warrantholder will have first received any applicable Regulatory Approvals.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed three business days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Corporation hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, except as otherwise provided herein, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Corporation agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Corporation in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Corporation may then be closed or certificates representing such Shares may not be actually delivered on such date. The Corporation will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock issuable upon exercise of this Warrant. The Corporation will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise of this Warrant, subject to issuance or notice of issuance, on all principal stock exchanges on which the Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Corporation will use reasonable best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded. The Corporation and the Warrantholder will reasonably cooperate to take such other actions as are necessary to obtain (i) any Regulatory Approvals applicable to Warrantholder’s exercise of its rights hereunder, including with respect to the issuance of the Shares and (ii) any regulatory approvals applicable to the Corporation solely as a result of the issuance of the Shares. Before taking any action which would cause an adjustment pursuant to Section 13 to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Corporation shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Exercise Price as so adjusted.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the last trading day preceding the date of exercise less the Exercise Price for such fractional share.

6. No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Corporation prior to the date of exercise hereof. The Corporation will at no time close its transfer books against transfer of this Warrant in any manner which interferes with the timely exercise of this Warrant.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Corporation.

8. Transfer/Assignment.

(i) Subject to compliance with clauses (B) and (C) of this Section 8, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Corporation, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Corporation described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Corporation.

(ii) Notwithstanding the foregoing, this Warrant and any rights hereunder, and any Shares issued upon exercise of this Warrant, shall be subject to the applicable restrictions as set forth in Section 4.3 of the Purchase Agreement.

(iii) If and for so long as required by the Purchase Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.5 of the Purchase Agreement.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Corporation, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Corporation shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Corporation shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12. Rule 144 Information. The Corporation covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC thereunder (or, if the Corporation is not required to file such reports, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act), and it will use reasonable best efforts to take such further action as any Warrantholder may reasonably request, in each case to the extent required from time to time to enable such holder to, if permitted by the terms of this Warrant and the Purchase Agreement, sell this Warrant without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the SEC. Upon the written request of any Warrantholder, the Corporation will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(i) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Corporation shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(ii) Certain Issuances of Common Shares or Convertible Securities. If the Corporation shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions or a transaction to which subsection (A) of this Section 13 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(A) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (A) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Corporation outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (B) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(B) the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (A) above.

For purposes of the foregoing, the aggregate consideration receivable by the Corporation in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets, (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors, (iii) in connection with conversions or exercises of outstanding securities disclosed in Section 2.2(b) of the Purchase Agreement in accordance with the terms of such securities and (iv) in connection with a broadly marketed offering and sale of Common Stock or convertible securities for cash conducted by the Corporation or its affiliates on a basis consistent with the practice of the Corporation’s investment banking affiliates for capital raising transactions by financial institutions. Any adjustment made pursuant to this Section 13(B) shall become effective immediately upon the date of such issuance

(iii) Other Distributions. In case the Corporation shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 13(A)), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the New York Stock Exchange without the right to receive such distribution, minus the amount of cash or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(iv) Certain Repurchases of Common Stock. In case the Corporation effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Corporation or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(v) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall have the right to make a similar election (including, without limitation, being subject to similar proration constraints) upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder will receive upon exercise of this Warrant.

(vi) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(vii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Corporation upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(viii) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Corporation shall forthwith file at the principal office of the Corporation a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Corporation shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Corporation’s records.

(ix) Notice of Adjustment Event. In the event that the Corporation shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Corporation shall give notice to the Warrantholder, in the manner set forth in Section 13(G), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(x) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 13, the Corporation shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(xi) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 3 hereof. To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding relating to the Transaction Documents or the transactions contemplated hereby or thereby.

15. Binding Effect. This Warrant shall be binding upon any successors or assigns of the Corporation.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Corporation and the Warrantholder.

17. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Corporation, to:

Bank of America Corporation 100 North Tryon Street Charlotte, North Carolina 28255
Attention:	General Counsel
Fax:	(704) 409-0968

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019

Attn:	Edward D. Herlihy
Fax:	(212) 403-2000

18. Entire Agreement. This Warrant and the forms attached hereto, and the Purchase Agreement (and the other documents referenced in Section 5.7 of the Purchase Agreement), contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

[Remainder of page intentionally left blank]

[Form of Notice of Exercise]

Date:

TO:	Bank of America Corporation

RE:	Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock:

Aggregate Exercise Price:                     ]

Holder:

By:

Name:

Title:

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by a duly authorized officer.

Dated: September 1, 2011

BANK OF AMERICA CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

[Signature Page to Warrant]

FORM OF

REGISTRATION RIGHTS AGREEMENT

by and between

Bank of America Corporation

and

Berkshire Hathaway Inc.

Dated as of September 1, 2011

-i-

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of September 1, 2011, by and between Bank of America Corporation, a Delaware corporation (the “Company”), and Berkshire Hathaway Inc., a Delaware corporation (the “Investor”).

WHEREAS, the Company and the Investor are parties to a Securities Purchase Agreement, dated August 25, 2011 (the “Purchase Agreement”) pursuant to which the Investor is purchasing from the Company 50,000 shares of its 6% Cumulative Perpetual Preferred Stock, Series T, liquidation preference amount $100,000 per share (the “Preferred Stock”) and a warrant (the “Warrant”) to purchase 700,000,000 shares of its voting common stock, par value $0.01 per share (the “Common Stock”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for the Investor as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange, (ii) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (a) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the

Exchange Act, and (b) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report). Without limiting the foregoing, a Person shall be deemed to be the beneficial owner of all Registrable Shares owned of record by any majority-owned subsidiary of such Person.

“Common Stock” has the meaning set forth in the first Recital hereto.

“Company” has the meaning set forth in the introductory paragraph.

“Demand Registration” has the meaning set forth in Section 2(a).

“Demand Registration Statement” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exercise Shares” means the shares of Common Stock acquired by the Investor upon exercise of the Warrant.

“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holdback Agreement” has the meaning set forth in Section 6.

“Holdback Period” has the meaning set forth in Section 6.

“Investor” means the Person named as such in the first paragraph of this Agreement. References herein to the Investor shall apply to Permitted Transferees who become Investors pursuant to Section 11, provided that for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be aggregated.

“Minimum Amount” means $1,000,000,000.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Permitted Transferee” means any direct or indirect subsidiary of the Investor where the Investor beneficially owns at least 80% of the equity interests (measured by both voting rights and value) of such subsidiary.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Preferred Stock” has the meaning set forth in the first Recital hereto.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Purchase Agreement” means the agreement specified in the first Recital hereto, as such agreement may be amended from time to time.

“Registrable Shares” means, at any time, (i) the Exercise Shares, and (ii) any securities issued by the Company after the date hereof in respect of the Exercise Shares by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, but excluding (iii) any and all Exercise Shares and other securities referred to in clauses (i) and (ii) that at any time after the date hereof (a) have been sold pursuant to an effective registration statement or Rule 144 under the Securities Act, (b) have been sold in a transaction where a subsequent public distribution of such securities would not require registration under the Securities Act, (c) are eligible for sale pursuant to Rule 144 under the Securities Act without limitation thereunder on volume or manner of sale, (d) are not outstanding or (e) have been transferred in violation of Section 10 hereof or the provisions of the Purchase Agreement or to a Person that does not become an Investor pursuant to Section 11 hereof (or any combination of clauses (a), (b), (c), (d) and (e)). It is understood and agreed that, once a security of the kind described in clause (i) or (ii) above becomes a security of the kind described in clause (iii) above, such security shall cease to be a Registrable Share for all purposes of this Agreement and the Company’s obligations regarding Registrable Shares hereunder shall cease to apply with respect to such security.

“Registration Expenses” has the meaning set forth in Section 8(a).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“S-3 Shelf Registration” has the meaning set forth in Section 4(a).

“S-3 Shelf Registration Statement” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any successor agency.

“Securities Act” means the Securities Act of 1933.

“Shares” means any shares of Common Stock. If at any time Registrable Shares include securities of the Company other than Common Stock, then, when referring to Shares other than Registrable Shares, “Shares” shall include the class or classes of such other securities of the Company.

“Shelf Takedown” has the meaning set forth in Section 4(b).

“Suspension Period” has the meaning set forth in Section 5.

“Termination Date” means the first date on which there are no Registrable Shares or there is no Investor.

“Third Party Holdback Period” means any Holdback Period imposed on the Investor pursuant to Section 6 in respect of an underwritten offering of Shares in which (i) the Investor elected not to participate or (ii) the Investor’s participation was reduced or eliminated pursuant to Section 3(b) or 3(c).

“underwritten offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, and “underwritten Shelf Takedown” means an underwritten offering effected pursuant to an S-3 Shelf Registration.

“Warrant” has the meaning set forth in the first Recital hereto.

In addition to the above definitions, unless the context requires otherwise:

(i) any reference to any statute, regulation, rule or form as of any time shall mean such statute, regulation, rule or form as amended or modified and shall also include any successor statute, regulation, rule or form from time to time;

(ii) “including” shall be construed as inclusive without limitation, in each case notwithstanding the absence of any express statement to such effect, or the presence of such express statement in some contexts and not in others;

(iii) references to “Section” are references to Sections of this Agreement;

(iv) words such as “herein”, “hereof”, “hereinafter” and “hereby” when used in this Agreement refer to this Agreement as a whole;

(v) references to “business day” mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and

(vi) references to “dollars” and “$” mean U.S. dollars.

Section 2. Demand Registration.

(a) Right to Request Registration. Subject to the provisions hereof, until the Termination Date, the Investor may at any time request registration for resale under the Securities Act of all or part of the Registrable Shares separate from an S-3 Shelf Registration (a “Demand Registration”); provided, however, that (based on the then-current market prices) the number of Registrable Shares included in the Demand Registration would, if fully sold, yield gross proceeds to the Investor of at least the Minimum Amount. Subject to Section 2(d) and

Sections 5 and 7 below, the Company shall use reasonable best efforts (i) to file a Registration Statement registering for resale such number of Registrable Shares as requested to be so registered pursuant to this Section 2(a) (a “Demand Registration Statement”) within 45 days after the Investor’s request therefor and (ii) if necessary, to cause such Demand Registration Statement to be declared effective by the SEC as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.

(b) Number of Demand Registrations. Subject to the limitations of Sections 2(a), 2(d) and 4(a), the Investor shall be entitled to request up to three Demand Registrations in the aggregate (regardless of the number of Permitted Transferees who may become an Investor pursuant to Section 11). A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective.

(c) Priority on Demand Registrations. The Company may include Shares other than Registrable Shares in a Demand Registration for any accounts (including for the account of the Company) on the terms provided below; and if such Demand Registration is an underwritten offering, such Shares may be included only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Investor requesting such Demand Registration that in their opinion the number of Shares proposed to be included in the Demand Registration exceeds the number of Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such underwritten offering), the Company shall include in such Demand Registration (i) first, the number of Registrable Shares that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Shares proposed to be registered pursuant to clause (i) above by the Investor, the amount of Shares to be sold shall be allocated to the Investor.

(d) Restrictions on Demand Registrations. The Investor shall not be entitled to request a Demand Registration (i) within six months after the Investor has sold Shares in a Demand Registration or an underwritten Shelf Takedown requested pursuant to Section 4(b) or (ii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a Piggyback Registration. Notwithstanding the foregoing, the Company shall not be obligated to proceed with a Demand Registration if the offering to be effected pursuant to such registration can be effected pursuant to an S-3 Shelf Registration and the Company, in accordance with Section 4, effects or has effected an S-3 Shelf Registration pursuant to which such offering can be effected.

(e) Underwritten Offerings. The Investor shall be entitled to request an underwritten offering pursuant to a Demand Registration, but only if the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount (based on then-current market prices) and only if the request is not made within six months after the Investor has sold Shares in an underwritten offering pursuant to

(i) a Demand Registration or (ii) an S-3 Shelf Registration. If any of the Registrable Shares covered by a Demand Registration are to be sold in an underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to lead the offering.

(f) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering and if such offering is priced promptly on or after such date, the Company shall use reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 60 days from such date or such shorter period which shall terminate when all of the Registrable Shares covered by such Demand Registration have been sold by the Investor. If the Company shall withdraw any Demand Registration pursuant to Section 5 before such 60 days end and before all of the Registrable Shares covered by such Demand Registration have been sold pursuant thereto, the Investor shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement. A Demand Registration shall not count against the limit on the number of such registrations set forth in Section 2(b) if (i) after the applicable Registration Statement has become effective, such Registration Statement or the related offer, sale or distribution of Registrable Shares thereunder becomes the subject of any stop order, injunction or other order or restriction imposed by the SEC or any other governmental agency or court for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates) and such interference is not thereafter eliminated so as to permit the completion of the contemplated distribution of Registrable Shares or (ii) in the case of an underwritten offering, the conditions specified in the related underwriting agreement, if any, are not satisfied or waived for any reason not attributable to the Investor or its Affiliates (other than the Company and its controlled Affiliates), and as a result of any such circumstances described in clause (i) or (ii), less than 75% of the Registrable Shares covered by the Registration Statement are sold by the Investor pursuant to such Registration Statement.

Section 3. Piggyback Registrations.

(a) Right to Piggyback.

Whenever prior to the Termination Date the Company proposes to register any Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Shares (other than the Investor), and the form of registration statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give written notice to the Investor of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Shares to be made pursuant to that registration statement all Registrable Shares with respect to which the Company has received a written request for inclusion therein from the Investor within 10 days after the Investor’s receipt of the Company’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by the Company in light of the circumstances (provided that only Registrable Shares of the same class or classes as the Shares being registered may be included). The Company shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time prior to the pricing thereof. If the Company or any other Person other than the Investor proposes to sell Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) that in their opinion the number of Shares proposed to be included in such offering exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such registration and offering (i) first, the number of Shares that the Company proposes to sell, and (ii) second, the number of Shares requested to be included therein by holders of Shares, including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration), pro rata among all such holders on the basis of the number of Shares requested to be included therein by all such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Shares other than the Investor, and the managing underwriters advise the Company that in their opinion the number of Shares proposed to be included in such registration exceeds the number of Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares to be sold in such offering), then the Company shall include in such registration (i) first, the number of Shares requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of Shares requested to be included therein by other holders of Shares including the Investor (if the Investor has elected to include Registrable Shares in such Piggyback Registration) and (iii) third, the number of Shares that the Company proposes to sell, pro rata among such holders on the basis of the number of Shares requested to be included therein by such holders or as such holders and the Company may otherwise agree (with allocations among different classes of Shares, if more than one are involved, to be determined by the Company).

(d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.

(e) Basis of Participations. The Investor may not sell Registrable Shares in any offering pursuant to a Piggyback Registration unless it (a) agrees to sell such Shares on the same basis provided in the underwriting or other distribution arrangements approved by the Company and that apply to the Company and/or any other holders involved in such Piggyback Registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.

Section 4. S-3 Shelf Registration.

(a) Right to Request Registration. Subject to the provisions hereof, at any time when the Company is eligible to use Form S-3 prior to the Termination Date, the Investor shall be entitled to request on one occasion that the Company file a Registration Statement on Form S-3 (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Shares designated by the Investor pursuant to Rule 415 promulgated under the Securities Act or otherwise (an “S-3 Shelf Registration”). A request for an S-3 Shelf Registration may not be made within six months after the Investor has sold Shares in a Demand Registration or at any time when an S-3 Shelf Registration is in effect or the Company is diligently pursuing a primary or secondary underwritten offering pursuant to a registration statement. Upon such request, and subject to Section 5, the Company shall use reasonable best efforts (i) to file a Registration Statement (or any amendment or supplement thereto) covering the number of shares of Registrable Shares specified in such request under the Securities Act on Form S-3 (an “S-3 Shelf Registration Statement”) for public sale in accordance with the method of disposition specified in such request within five business days (in the case of a Registration Statement that is automatically effective upon filing) or 30 days (in the case of all other Registration Statements) after the Investor’s written request therefor and (ii) if necessary, to cause such S-3 Shelf Registration Statement to become effective as soon as practical thereafter. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing. The right to request an S-3 Shelf Registration may be exercised no more than once in the aggregate, regardless of the number of Permitted Transferees who may become an Investor pursuant to Section 11. If the Investor has used its right to a S-3 Shelf Registration pursuant to this Section 4 and has exercised fewer than three Demand Registrations, the Investor may elect a second S-3 Shelf Registration and, upon such election, the number of Demand Registrations available to the Investor shall be reduced by one.

(b) Right to Effect Shelf Takedowns. The Investor shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to sell such Registrable Shares as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”), but only upon not less than three business days’ prior written notice to the Company (if such takedown is to be underwritten). The Investor shall be entitled to request that a Shelf Takedown shall be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Shares included in each such underwritten Shelf Takedown would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount, and provided further that the Investor shall not be entitled to request any underwritten Shelf Takedown (i) within six months after the Investor has sold Shares in an underwritten offering effected pursuant to a (x) Demand Registration or (y) S-3 Shelf Registration or (ii) at any time when the Company is diligently pursuing a primary or secondary underwritten offering of Shares pursuant to a registration statement. The Investor shall give the Company prompt written notice of the consummation of each Shelf Takedown (whether or not underwritten).

(c) Priority on Underwritten Shelf Takedowns. The Company may include Shares other than Registrable Shares in an underwritten Shelf Takedown for any accounts on the terms provided below, but only with the consent of the managing underwriters of such offering and the

Investor (such consent not to be unreasonably withheld). If the managing underwriters of the requested underwritten Shelf Takedown advise the Company and the Investor that in their opinion the number of Shares proposed to be included in the underwritten Shelf Takedown exceeds the number of Shares which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of the Shares proposed to be sold in such offering), the Company shall include in such underwritten Shelf Takedown (i) first, the number of Shares that the Investor proposes to sell, and (ii) second, the number of Shares proposed to be included therein by any other Persons (including Shares to be sold for the account of the Company) allocated among such Persons in such manner as the Company may determine. If the number of Shares which can be sold is less than the number of Registrable Shares proposed to be included in the underwritten Shelf Takedown pursuant to clause (i) above, the amount of Shares to be so sold shall be allocated to the Investor. The provisions of this paragraph (c) apply only to a Shelf Takedown that the Investor has requested be an underwritten offering.

(d) Selection of Underwriters. If any of the Registrable Shares are to be sold in an underwritten Shelf Takedown initiated by the Investor, the Company shall have the right to select the managing underwriter or underwriters to lead the offering.

(e) Effective Period of S-3 Shelf Registrations. The Company shall use reasonable best efforts to keep any S-3 Shelf Registration Statement effective for a period of 90 days after the effective date of such registration statement, provided that such 90 day period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 5 during such period (as it may be so extended) and by the number of days in any Third Party Holdback Period commenced during such period (as it may be so extended). Notwithstanding the foregoing, the Company shall not be obligated to keep any such registration statement effective, or to permit Registrable Shares to be registered, offered or sold thereunder, at any time on or after the Termination Date.

Section 5. Suspension Periods.

(a) Suspension Periods. The Company may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Demand Registration or an S-3 Shelf Registration or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Shares pursuant to a Demand Registration or an S-3 Shelf Registration, delay such underwritten or other offering (and, if it so chooses, withdraw any registration statement that has been filed), but in each case described in clauses (i) and (ii) only if the Company determines in its sole discretion (x) that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or (y) that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which the Company has delayed a filing, an effective date or an offering pursuant to this Section 5 is herein called a “Suspension Period”. If pursuant to this Section 5 the Company delays or withdraws a Demand Registration or S-3 Shelf Registration requested by the Investor, the Investor shall be entitled to withdraw such request and, if it does so, such request shall not count against the limitation on the number of such registrations set forth in Section 2 or Section 4. The Company shall provide prompt written notice to the Investor of the commencement and termination of any Suspension Period (and any withdrawal of a registration statement pursuant to this Section 5), but shall not be obligated under this Agreement to disclose the reasons therefor. The Investor shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Shares (and direct any other Persons making such offers and sales to refrain from doing so) during each Suspension Period. In no event (i) may the Company deliver notice of a Suspension Period to the Investor more than three times in any calendar year and (ii) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 180 days or more in any calendar year.

(b) Other Lockups. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to take any action hereunder that would violate any lockup or similar restriction binding on the Company in connection with a prior or pending registration or underwritten offering.

(c) Purchase Agreement Restrictions. Nothing in this Agreement shall affect the restrictions on transfers of Shares and other provisions of the Purchase Agreement, which shall apply independently hereof in accordance with the terms thereof.

Section 6. Holdback Agreements.

The restrictions in this Section 6 shall apply for as long as the Investor is the beneficial owner of any Registrable Shares. If the Company sells Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if the Investor is provided its piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or if any other Person sells Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(b), and if the managing underwriters for such offering advise the Company (in which case the Company promptly shall notify the Investor) that a public sale or distribution of Shares outside such offering would materially adversely affect such offering, then, if requested by the Company, the Investor shall agree, as contemplated in this Section 6, not to (and to cause its majority-controlled Affiliates not to) sell, transfer, pledge, issue, grant or otherwise dispose of, directly or indirectly (including by means of any short sale), or request the registration of, any Registrable Shares (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Shares) for a period (each such period, a “Holdback Period”) beginning on the 10th day before the pricing date for the underwritten offering and extending through the earlier of (i) the 90th day after such pricing date (subject to customary automatic extension in the event of the release of earnings results of or material news relating to the Company) and (ii) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of the Investor, a “Holdback Agreement”). Each Holdback

Agreement shall be in writing in form and substance satisfactory to the Company and the managing underwriters. Notwithstanding the foregoing, the Investor shall not be obligated to make a Holdback Agreement unless the Company and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement. A Holdback Agreement shall not apply to (i) the exercise of any warrants or options to purchase shares of the Company (provided that such restrictions shall apply with respect to the securities issuable upon such exercise) or (ii) any Shares included in the underwritten offering giving rise to the application of this Section 6.

Section 7. Registration Procedures.

(a) Whenever the Investor requests that any Registrable Shares be registered pursuant to this Agreement, the Company shall use reasonable best efforts to effect, as soon as practical as provided herein, the registration and the sale of such Registrable Shares in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall, as soon as practical as provided herein:

(i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and cause such Registration Statement to become effective (unless it is automatically effective upon filing);

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of the Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all the Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction in the United States;

(iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as the Investor may reasonably request in order to facilitate the disposition of the Registrable Shares of the Investor covered by such Registration Statement in conformity with the requirements of the Securities Act;

(v) use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such U.S. jurisdictions as the Investor reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement (provided that the Company will not be required to

(I) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (v), (II) subject itself to taxation in any such jurisdiction or (III) consent to general service of process in any such jurisdiction);

(vi) notify the Investor and each distributor of such Registrable Shares identified by the Investor, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Investor, the Company shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, enter into an underwriting agreement in substantially the form used by the U.S. broker-dealer subsidiary of the Company at that time for client offerings of that kind, with appropriate modification, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Shares (including, making members of senior management of the Company available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);

(viii) in the case of an underwritten offering in which the Investor participates pursuant to a Demand Registration, a Piggyback Registration or an S-3 Shelf Registration, and to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by the managing underwriters of such offering and one attorney and accountant acting for such managing underwriters, pertinent corporate documents and financial and other records of the Company and its subsidiaries and controlled Affiliates, (B) cause the Company’s officers and employees to supply information reasonably requested by such managing underwriters or attorney in connection with such offering, (C) make the Company’s independent accountants available for any such managing underwriters’ due diligence and have them provide customary comfort letters to such underwriters in connection therewith; and (D) cause the Company’s counsel to furnish customary legal opinions to such underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for underwriters’ due diligence reviews;

(ix) use reasonable best efforts to cause all such Registrable Shares to be listed on each primary securities exchange (if any) on which securities of the same class issued by the Company are then listed;

(x) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Shares pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Shares to be sold, subject to the provisions of Section 11;

(xi) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) promptly notify the Investor and the managing underwriters of any underwritten offering, if any:

(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding the Investor;

(3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

For the avoidance of doubt, the provisions of clauses (vii), (viii), (xi) and (xii) of this Section 7(a) shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by the Investor) the number of Registrable Shares to be sold in the offering would reasonably be expected to yield gross proceeds to the Investor of at least the Minimum Amount.

(b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter or other distributor specifically for use therein.

(c) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, the Company shall use reasonable best efforts to continuously maintain in effect the registration statement of Common Stock under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required to enable the Investor to be eligible to sell Registrable Shares (if any) pursuant to Rule 144 under the Securities Act.

(d) The Company may require the Investor and each distributor of Registrable Shares as to which any registration is being effected to furnish to the Company information regarding such Person and the distribution of such securities as the Company may from time to time reasonably request in connection with such registration.

(e) The Investor agrees by having its Common Stock treated as Registrable Shares hereunder that, upon being advised in writing by the Company of the occurrence of an event pursuant to Section 7(a)(vi), the Investor will immediately discontinue (and direct any other Persons making offers and sales of Registrable Shares to immediately discontinue) offers and sales of Registrable Shares pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 7(a)(vi), and, if so directed by the Company, the Investor will deliver to the Company all copies, other than permanent file copies then in the Investor’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

(f) The Company may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither the Investor nor any other seller of Registrable Shares may use a free-writing prospectus to offer or sell any such shares without the Company’s prior written consent.

(g) It is understood and agreed that any failure of the Company to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, 4 or 7 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite the Company’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement.

(h) It is further understood and agreed that the Company shall not have any obligations under this Section 7 at any time on or after the Termination Date, unless an underwritten offering in which the Investor participates has been priced but not completed prior to the Termination Date, in which event the Company’s obligations under this Section 7 shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).

(i) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file a Registration Statement or include Registrable Shares in a Registration Statement unless it has received from the Investor, at least five days prior to the anticipated filing date of the Registration Statement, requested information required to be provided by the Investor for inclusion therein.

Section 8. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Shares or fees and expenses of counsel and any other advisor representing any underwriters or other distributors), shall be borne by the Company. The Investor shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Shares and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing the Investor and any stock transfer taxes.

(b) The obligation of the Company to bear the expenses described in Section 8(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Investor (unless withdrawn following commencement of a Suspension Period pursuant to Section 5) shall be borne by the Investor.

Section 9. Indemnification.

(a) The Company shall indemnify, to the fullest extent permitted by law, the Investor and each Person who controls the Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by the Investor expressly for use therein. In connection with an underwritten offering in which the Investor participates conducted pursuant to a registration effected hereunder, the Company shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Investor.

(b) In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, the Company, its officers and directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by or on behalf of the Investor expressly for use therein.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. Failure so to notify the indemnifying Person shall not relieve it from any liability that it may have to an indemnified Person except to the extent that the indemnifying Person is materially and adversely prejudiced thereby. The indemnifying Person shall not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for all Persons indemnified (hereunder or otherwise) by such indemnifying Person with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any indemnified Person there may be one or more legal or equitable defenses available to such indemnified Person which are in addition to or may conflict with those available to another indemnified Person with respect to such claim, in which case such maximum number of counsel for all indemnified Persons shall be two rather than one). If an indemnifying Person is entitled to, and elects to, assume the defense of a claim, the indemnified Person shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying Person shall not be obligated to reimburse the indemnified Person for the costs thereof. The indemnifying Person shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any indemnified Person would be entitled to indemnification by any indemnified Person hereunder unless such judgment or settlement imposes no ongoing obligations on any such indemnified Person and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such indemnified Person, a release, satisfactory in form and substance to such indemnified Person, from all liabilities in respect of such claim or action for which such indemnified Person would be entitled to such indemnification. The indemnifying Person shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified Person unless the indemnifying Person has also consented to such judgment or settlement.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Shares made before the Termination Date or during the period following the Termination Date referred to in Section 7(h).

(e) If the indemnification provided for in or pursuant to this Section 9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 9(a) or 9(b) hereof had been available under the circumstances.

Section 10. Securities Act Restrictions.

The Registrable Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, the Investor shall not, directly or through others, offer or sell any Registrable Shares except pursuant to a Registration Statement as contemplated herein or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Registrable Shares other than pursuant to an effective registration statement, the Investor shall notify the Company of such transfer and the Company may require the Investor to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations or an opinion of counsel) as the Company may reasonably request. The Company may impose stop-transfer instructions with respect to any Registrable Shares that are to be transferred in contravention of this Agreement. Any certificates representing the Registrable Shares may bear a legend (and the

Company’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement (and the Purchase Agreement), until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Shares. Subject to the provisions of this Section 10, the Company will replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to the Company or its designee and cause shares that cease to be Registrable Shares to bear a general unrestricted CUSIP number, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Shares.

Section 11. Transfers of Rights.

(a) If the Investor transfers any rights to a Permitted Transferee in accordance with the Purchase Agreement, such Permitted Transferee shall, together with all other such Permitted Transferees and the Investor, also have the rights of the Investor under this Agreement, but only if the Permitted Transferee signs and delivers to the Company a written acknowledgment (in form and substance satisfactory to the Company) that it has joined with the Investor and the other Permitted Transferees as a party to this Agreement and has assumed the rights and obligations of the Investor hereunder with respect to the rights transferred to it by the Investor. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to the Company. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and the Investor’s obligations under this Agreement, and the rights not so transferred, shall continue, provided that under no circumstances shall the Company be required to provide (i) more than three Demand Registrations and (ii) more than one Shelf Registration (or two in the event the Investor elects to exchange one of its Demand Rights for a Shelf Registration). Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Shares, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Shares.

Section 12. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company:

Bank of America Corporation

100 North Tryon Street

Charlotte, NC 28255

Attention: General Counsel

Facsimile: (704) 409-0968

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Edward D. Herlihy

Facsimile: (212) 403-2000

If to the Investor:

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Attention:	Marc D. Hamburg
Facsimile:	(402) 346-3375

with a copy to:

Munger, Tolles & Olson LLP

355 S. Grand Avenue, 35th Floor

Los Angeles, California 90071

Attention:	Robert E. Denham
Facsimile:	(213) 687-3702

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale or (ii) an assignment by Investor to a Permitted Transferee in accordance with the terms hereof.

(d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Investor (and any Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 9 hereof).

(e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of

New York applicable to contracts made and to be performed entirely within such State. Each of the parties hereto agrees (a) to submit to the non-exclusive personal jurisdiction of the State or Federal courts in the Borough of Manhattan, The City of New York, (b) that non-exclusive jurisdiction and venue shall lie in the State or Federal courts in the State of New York, and (c) that notice may be served upon such party at the address and in the manner set forth for such party in Section 12(a). To the extent permitted by applicable law, each of the parties hereto hereby unconditionally waives trial by jury in any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by e-mail or facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j) The Company agrees that it shall not grant any registration rights to any third party (i) unless such rights are expressly made subject to the rights of Investor in a manner consistent with this Agreement or (ii) if such registration rights are senior to, or take priority over, the registration rights granted to the Investor under this Agreement.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Investor.

[Execution Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

BANK OF AMERICA CORPORATION

By:
Name:
Title:

BERKSHIRE HATHAWAY INC.

By:
Name:
Title: